EXHIBIT 21

                         AMCOL INTERNATIONAL CORPORATION
                               SUBSIDIARY LISTING

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
COMPANY NAME                                                        COUNTRY            STATE         OWNERSHIP %
----------------------------------------------------------------    ------------    ------------    -------------
AMCOL Egypt SAE                                                     Egypt                                 70
AMCOL Europe Limited                                                England                              100
AMCOL Health & Beauty Solutions, Incorporated                       USA                 DE               100
AMCOL International B.V.                                            Netherlands                          100
AMCOL (Holdings) Ltd.                                               England                              100
AMCOL Holdings Canada Ltd.                                          Canada            Ontario            100
AMCOL Minerals Europe Limited                                       England                              100
AMCOL SP Zoo                                                        Poland                               100
AMCOL Specialties Holdings, Inc.                                    USA                 DE               100
American Colloid Company                                            USA                 DE               100
Ameri-Co Carriers, Inc.                                             USA                 NE               100
Ameri-Co Logistics, Inc.                                            USA                 NE               100
Ashapura AMCOL N.V.                                                 Netherlands                           50
Ashapura Minechem Ltd.                                              India                                 22
Ashapura Volclay Limited                                            India                                 50
CETCO China Ltd.                                                    China                                100
CETCO Contracting Services Company                                  USA                 DE               100
CETCO de Brasil Services Productos Minerals de Meio-Abiente Ltd.    Brazil                               100
CETCO (Europe) Limited                                              England                              100
CETCO Holdings B.V.                                                 Netherlands                          100
CETCO Iberia S.L.                                                   Spain                                100
CETCO Korea Ltd.                                                    Korea                                100
CETCO Liquid Boot Company                                           USA                 DE               100
Comercializadora y Exportadora Cetco Latino America Limitada        Chile                                100
CETCO Oilfield Services Company                                     USA                 DE               100
CETCO Oilfield Services Nigeria Limited                             Nigeria                              100
CETCO-POLAND Sp. z o.o                                              Poland                               100
CETCO Technologies (Suzhou) Co. Ltd.                                China                                100
Colloid Environmental Technologies Company                          USA                 DE               100
Egypt Bentonite & Derivatives Company                               Egypt                                 25
Egypt Mining & Drilling Chemicals Company                           Egypt                                 25
Egypt Nano Bentonite Co.                                            Egypt                                26.5
Inner Mongolia Tianyu Chemical Industry Co. Ltd.                    China                                 80
Intergeo Services LLC                                               USA                 PA               100
Lafayette Well Testing, Inc.                                        USA                 LA               100
Linteco Geotechnische Systeme GmbH                                  Austria                              100
Linteco Iberia S.L.                                                 Spain                                100
Montana Minerals Development Company                                USA                 MT               100
Nanocor, Inc.                                                       USA                 DE               100
Nanocor, Ltd.                                                       England                              100
Silgel Packaging Limited                                            England                              100
Volclay de Mexico, S.A. de C.V.                                     Mexico                                49
Volclay DongMing Industrial Minerals Co., Ltd.                      China                                100
Volclay International Corporation                                   USA                 DE               100
Volclay Japan Co. Ltd.                                              Japan                                 50
Volclay Korea Ltd.                                                  Korea                                100
Volclay MinChem  (Jianping) Co. Ltd.                                China                                100
Volclay International Pty                                           Australia                            100
Volclay (Tianjin) Industrial Minerals Co., Ltd.                     China                                100
Volclay Siam Ltd.                                                   Thailand                             100
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